UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported):
June 11, 2020
TEGNA INC.
(Exact name of registrant as specified in its charter)

Delaware		1-6961		16-0442930
(State or other jurisdiction of incorporation)		(Commission File Number)		(I.R.S. Employer Identification No.)

8350 Broad Street, Suite 2000,	Tysons,	Virginia		22102-5151
(Address of principal executive offices)				(Zip Code)

		(703)	873-6600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	TGNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 11, 2020, TEGNA Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain Amended and Restated Competitive Advance and Revolving Credit Agreement, dated December 13, 2004 and effective as of January 5, 2005, and as amended and restated as of August 5, 2013, as further amended as of June 29, 2015, September 30, 2016, August 1, 2017, June 21, 2018 and August 15, 2019, among the Company, the several lender parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as syndication agents, and Barclays Bank PLC, Citizens Bank, N.A., Fifth Third Bank, Mizuho Bank, Ltd., MUFG Bank, Ltd., RBC Capital Markets, Sumitomo Mitsui Banking Corporation, SunTrust Bank, U.S. Bank, National Association, and Wells Fargo Bank, National Association, as documentation agents and JPMorgan Chase Bank, N.A., Citibank, N.A., Barclays Bank PLC and Royal Bank of Canada, as the issuing lenders (the “Credit Agreement”).

Among other things, the Amendment amends the Credit Agreement to defer the initial step-down of the maximum permitted total leverage ratio under the Credit Agreement (from 5.50 to 1.00 to 5.25 to 1.00) until the fiscal quarter ending March 31, 2022, with additional step downs continuing thereafter. The table below shows the maximum permitted total leverage ratio before and after the Amendment:

Period	Total Leverage Ratio (before Amendment)	Total Leverage Ratio (after Amendment)
Fiscal quarter ending September 30, 2019 through and including fiscal quarter ending September 30, 2020	5.50 to 1.00	5.50 to 1.00
Fiscal quarter ending December 31, 2020	5.25 to 1.00	5.50 to 1.00
Fiscal quarter ending March 31, 2021	5.25 to 1.00	5.50 to 1.00
Fiscal quarter ending June 30, 2021	5.00 to 1.00	5.50 to 1.00
Fiscal quarter ending September 30, 2021	5.00 to 1.00	5.50 to 1.00
Fiscal quarter ending December 31, 2021	4.75 to 1.00	5.50 to 1.00
Fiscal quarter ending March 31, 2022	4.75 to 1.00	5.25 to 1.00
Fiscal quarter ending June 30, 2022	4.75 to 1.00	5.00 to 1.00
Fiscal quarter ending September 30, 2022	4.75 to 1.00	4.75 to 1.00
Fiscal quarter ending December 31, 2022 and thereafter	4.50 to 1.00	4.50 to 1.00

“Given the uncertainty of current market conditions, these revised leverage covenant step downs provide additional financial flexibility. That said, deleveraging remains a key area of focus of our near-term capital allocation,” noted Victoria Harker, executive vice president and chief financial officer of the Company.

Several of the lenders and agents under the Credit Agreement and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

The description of the Amendment contained herein is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1
Thirteenth Amendment, dated as of June 11, 2020, to the Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of December 13, 2004 and effective as of January 5, 2005, and as amended and restated as of August 5, 2013, as further amended as of June 29, 2015, as further amended as of September 30, 2016, as further amended as of August 1, 2017, as further amended as of June 21, 2018 and as further amended as of August 15, 2019, among TEGNA Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the several banks and other financial institutions from time to time parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGNA Inc.

Date: June 12, 2020	By:	/s/ Akin S. Harrison
Akin S. Harrison
Senior Vice President, General Counsel and Secretary